SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2004

W HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico 00680

(Address of principal executive offices)

Registrant’s telephone number, including area code: (787) 834-8000

Not Applicable (Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

          On April 5, 2004, the Company issued a press release providing instructions on how to access the Company’s earnings call scheduled for April 21, 2004. A copy of this press release is furnished as Exhibit 99.1 to this report.

          On April 20, 2004, the Company issued a press release announcing its results of operations for the three months ended March 31, 2004. A copy of this press release is furnished as Exhibit 99.2 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.
(Registrant)

/s/ Freddy Maldonado

Freddy Maldonado
Chief Financial Officer

Date: April 20, 2004

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release of the company, dated April 5, 2004

99.2	Press release of the company, dated April 20, 2004